
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
THE 1996 CONSOLIDATED FINANCIAL STATEMENTS OF ETHAN ALLEN INTERIORS,
INC. AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          JUN-30-1996
<PERIOD-START>                             JUL-01-1995
<PERIOD-END>                               JUN-30-1996
<CASH>                                           9,078
<SECURITIES>                                         0
<RECEIVABLES>                                   33,984<F4>
<ALLOWANCES>                                         0
<INVENTORY>                                    107,224
<CURRENT-ASSETS>                               168,282<F5>
<PP&E>                                         238,979
<DEPRECIATION>                                  79,345
<TOTAL-ASSETS>                                 395,981<F6>
<CURRENT-LIABILITIES>                           59,135<F7>
<BONDS>                                         82,681<F8>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0<F9>
<COMMON>                                           146<F10>
<OTHER-SE>                                     220,147<F11>
<TOTAL-LIABILITY-AND-EQUITY>                   220,293
<SALES>                                        509,776
<TOTAL-REVENUES>                               509,776<F12>
<CGS>                                          304,650
<TOTAL-COSTS>                                  304,650
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               9,616<F13>
<INCOME-PRETAX>                                 46,990
<INCOME-TAX>                                    18,845
<INCOME-CONTINUING>                             28,145
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    28,145
<EPS-PRIMARY>                                     1.93<F14>
<EPS-DILUTED>                                     1.93<F15>

<F4>Figure for receivables is net of allowances for doubtful accounts of $2,564.

<F5>Includes prepaid expenses of $7,377.

<F6>Includes goodwill of $9,373 (net of amortization).

<F7>Includes current portion of long-term debt of $2,498 as of June 30, 1996.

<F8>Includes long-term debt of $79,929 (net of the current portion  of long-
term debt) and capitalized leases of $2,752 (net of the current portion of capitalized leases). As of June 30, 1996 outstanding long-term debt of Ethan Allen on a consolidated basis consisted of (i) revolving credit facility of $7,000, (ii) 8.75% senior notes of $62,000, (iii) 9.75% mortgage note of $1,591 (net of current portion), (iv) industrial revenue bonds of $8,455 (net of current portion) and (v) other of $883 (net of current portion). For a description of the terms of Ethan Allen's long-term debt, see Footnote 8 to Ethan Allen's fiscal 1996 Consolidated Financial Statements.

<F9>As of June 30, 1996, Ethan Allen had no shares of preferred stock outstanding.

<F10>As of June 30, 1996, Ethan Allen had 14,568,731 shares of common stock,
$.01 par value per share, issued. For a description of Ethan Allen's common stock as of June 30, 1996, see Ethan Allen's fiscal 1996 Consolidated Statement of Stockholders' Equity and Footnote 10 of Ethan Allen's fiscal 1996 Consolidated Financial Statements.

<F11>Consists of $254,971 of additional paid in capital, $(29,402) of retained earnings, ($51) of notes receivable from officers and employees and ($5,371) of treasury stock.

<F12>In fiscal 1996, Ethan Allen's revenues were derived from sales generated by its wholesale and retail operations.

<F13>Consists of $8,882 of interest expense and $734 of amortization of deferred costs during fiscal 1996.

<F14>Earnings per share for fiscal 1996 were $1.93.  For information on Ethan
Allen's earnings per share for fiscal 1996, see Ethan Allen's 1996 Consolidated Financial Statements.

<F15>Earnings per share on a fully diluted basis were $1.93.

